                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 of 15(d) of
                      the Securities Exchange Act of 1934

DATE OF REPORT                                                  AUGUST 31,1995



              RWB MEDICAL INCOME PROPERTIES 1 LIMITED PARTNERSHIP
              ---------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)





         Delaware                           2-92396                                72-1007233
         --------                           -------                                ----------
 (State of Organization)            (Commission File Number)          (IRS Employer Identification Number)





                        7000 Central Parkway, Suite 850
                        -------------------------------
                            Atlanta, Georgia  30328
                            -----------------------
                    (Address of Principal Executive Office)




                                 (770) 668-1080
                                 --------------
              (Registrant's Telephone Number, Including Area Code)
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ITEM 2.   Acquisition or Disposition of Assets
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RWB Medical Income Properties 1 Limited Partnership sold its Merrillville,
Indiana property on August 31, 1995, for five million dollars ($5,000,000). The property consisted of a 180 bed skilled nursing facility and approximately 17 acres of undeveloped land. The partnership received four million dollars ($4,000,000) in cash less closing adjustments and expenses plus a one million dollar ($1,000,000) note due in one year at a nine percent (9%) per annum interest rate. The purchaser of the property was Merrillville Health Properties, L.L.C., an unrelated entity.

The proceeds received from the sale of the property will be used to pay down existing partnership debt, make certain physical improvements to the other partnership properties, and provide for a return of capital distribution to the existing unit holders.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


RWB MEDICAL INCOME PROPERTIES 1
LIMITED PARTNERSHIP
Registrant




By:  /s/ John H. Stoddard                      Date:    September 8, 1995
   ----------------------                           -------------------------
    John H. Stoddard
    President and Chief Financial Officer
    RWB Management Corp.
    Managing General Partner